September 7 2011

SECURITIES & EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549


Attn. Document Control




RE	American
Depositary
Shares
evidenced by
The American
Depositary
Receipt
Schneider Electric
 Form F6 File No.
333154906




Ladies and Gentlemen

Pursuant to Rule 424b3
under the
Securities Act of 1933
as amended on
behalf of The Bank of
New York
Mellon as Depositary
for securities
against which American
Depositary
Receipts are to be
issued we attach a
copy of the new
prospectus Prospectus
reflecting the change
in ratio from 10
ADSs  1 Ordinary Share
to 5 ADSs  1
Ordinary Share and the
removal of the
Par Value.

As required by Rule
424e the upper
right hand corner of
the Prospectus
cover page has a
reference to Rule
424b3 and to the file
number of the
registration statement
to which the
Prospectus relates.

Pursuant to Section III
B of the
General Instructions to
the Form F6
Registration Statement
the Prospectus
consists of the ADR
certificate for
Schneider Electric.

The Prospectus has been
revised to
reflect the removal of
the Par Value
and to reflect the new
ratio

One 1 American
Depositary Share
represents OneFifth of
One 15 Share


Please contact me with
any questions
or comments at 212
8154888.


Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR
Division

Encl.

CC Paul Dudek Esq.
Office of
International Corporate
Finance
Depositary Receipts
101 Barclay Street,
22nd Floor West, New
York
10286